Exhibit 99.1

November 23, 2020

Liberty Broadband Corporation Closes Private Offering of $825 Million of 1.25% Exchangeable Senior Debentures due 2050

ENGLEWOOD, Colo.—(BUSINESS WIRE)—November 23, 2020—Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK) announced today that it has closed its previously announced private offering of $825 million aggregate original principal amount of its 1.25% exchangeable senior debentures due 2050 (the “Debentures”) exchangeable for Charter Communications, Inc. (“Charter”) Class A common stock, including Debentures in an aggregate original principal amount of $75 million issued pursuant to the exercise of an option granted to the initial purchasers, which was exercised in full on November 19, 2020.

Upon an exchange of Debentures, Liberty Broadband, at its option, may deliver shares of Charter Class A common stock or the value thereof in cash or any combination of shares of Charter Class A common stock and cash. Initially, 1.1111 shares of Charter Class A common stock are attributable to each $1,000 original principal amount of Debentures, representing an initial exchange price of $900.00 for each share of Charter Class A common stock. A total of approximately 916,657 shares of Charter Class A common stock are attributable to the Debentures. Interest is payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2021. The Debentures may be redeemed by Liberty Broadband, in whole or in part, on or after October 5, 2023. Holders of Debentures also have the right to require Liberty Broadband to purchase their Debentures on October 5, 2023. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the Debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

Liberty Broadband intends to use the net proceeds of the offering for general corporate purposes, which may include the repayment of indebtedness and repurchases of shares of Liberty Broadband common stock.

The offering of the Debentures has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Debentures were offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Debentures nor shall there be any sale of Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds from the offering of the Debentures. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

About Liberty Broadband

Liberty Broadband Corporation’s (NASDAQ: LBRDA, LBRDK) businesses consist of its interest in Charter and its subsidiary Skyhook.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation